Exhibit 4.31

SUBORDINATED FACILITY AGREEMENT
relating to a credit facility
of US$82,616,666.66 and Discount Premium Amount
of US$5,000,000

dated 30 June 2017
for
DIANA CONTAINERSHIPS INC.
and
DIANA SHIPPING INC.
acting as Agent
with
DIANA SHIPPING INC.
acting as Security Trustee

SEWARD & KISSEL LLP

CONTENTS
Clause		Page No.
1	DEFINITIONS AND INTERPRETATION	1
2	THE FACILITY	15
3	PURPOSE	15
4	CONDITIONS OF UTILISATION	16
5	UTILISATION	17
6	REPAYMENT	18
7	PREPAYMENT AND CANCELLATION	18
8	INTEREST	22
9	INTEREST DATES	22
10	ASSUMPTION AND CONFIRMATION	22
11	AGENCY FEE	23
12	TAX GROSS UP AND INDEMNITIES	24
13	OTHER INDEMNITIES	28
14	COSTS AND EXPENSES	29
15	GUARANTEE AND INDEMNITY	30
16	REPRESENTATIONS	33
17	INFORMATION UNDERTAKINGS	37
18	FINANCIAL COVENANTS	39
19	GENERAL UNDERTAKINGS	40
20	INSURANCE	43
21	SHIP COVENANTS	47
22	APPLICATION OF EARNINGS	51
23	EVENTS OF DEFAULT	51
24	CHANGES TO THE LENDERS	55
25	CHANGES TO THE OBLIGORS	59

26	ROLE OF THE SERVICING PARTIES	60
27	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	68
28	SHARING AMONG THE FINANCE PARTIES	68
29	PAYMENT MECHANICS	70
30	SET-OFF	72
31	NOTICES	72
32	CALCULATIONS AND CERTIFICATES	74
33	PARTIAL INVALIDITY	74
34	REMEDIES AND WAIVERS	74
35	AMENDMENTS AND WAIVERS	74
36	CONFIDENTIALITY	75
37	COUNTERPARTS	78
38	GOVERNING LAW	79
39	ENFORCEMENT	79
40	INTERCREDITOR AGREEMENT; CONFLICTS	79
SCHEDULE 1 THE PARTIES PART I THE OBLIGORS		81
SCHEDULE 1 THE PARTIES PART II LENDERS		84
SCHEDULE 2 CONDITIONS PRECEDENT TO UTILISATION		85
SCHEDULE 3 UTILISATION REQUEST		2
SCHEDULE 4 FORM OF TRANSFER CERTIFICATE		3
SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT		5
SIGNATORIES		8

THIS AGREEMENT is dated 30 June 2017 and made between:
(1)
DIANA CONTAINERSHIPS INC, a corporation incorporated in the Marshall Islands with registered office at Trust Company Complex, Ajeltake Island, P O Box 1405, Majuro, Marshall Islands MH96960 as borrower (the "Borrower");

(2)	THE SUBSIDIARIES of the Borrower listed in Part I of Schedule 1 as guarantors (the "Guarantors");
(3)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the "Lenders");
(4)	DIANA SHIPPING INC. as agent of the Finance Parties (the "Agent"); and
(5)	DIANA SHIPPING INC. as trustee for the Finance Parties (the "Security Trustee").
BACKGROUND:
The Lenders have agreed to make available to the Borrower a credit facility of up to US$82,616,666.66 for the purpose of assisting the Borrower and the Guarantors to refinance the Ships and the Existing Loan Agreement and for general corporate purposes and working capital requirements  and in consideration of this for the Lenders (inter alia) to be entitled to a Discount Premium Amount in the sum of US$5,000,000 in recognition of the substantial discount being secured through the advance of the Loan.
IT IS AGREED as follows:
SECTION 1
INTERPRETATION
1	DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement:
"Accounting Information", means the quarterly financial statements and/or the annual audited financial statements to be provided by the Borrower to the Agent in accordance with Clause 17.1 (Financial Statements).

"Accounting Period", means each consecutive period of approximately three months falling during the "Security Period" (ending on the last day in March, June, September and December of each year) for which quarterly Accounting Information is required to be delivered pursuant to Clause 17.1 (Financial Statements).

"Addiewell" mean Addiewell Ltd.

"Affiliate"  means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"agreed form"  means, in relation to any document, that document in the form specified by the Agent (acting on the instructions of all the Lenders).
"Approved Flag"  means the Marshall Islands or any other flag as the Agent (acting on the authorisation of the Lenders) may approve as the flag on which a Ship may be registered.
"Approved Flag State"  means any of the Marshall Islands or any other country in which the Agent (acting on the authorisation of the Lenders) may approve that a Ship may be registered.
"Assignment Agreement"  means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.
"Approved Manager"  means, in relation to any Ship, Diana Shipping Services S.A., Unitized Ocean Transport Limited or any other person approved by the Agent (acting on the instructions of the Lenders) as the manager of that Ship.
"Authorisation"  means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.
"Availability Date"  means the date on which all the conditions precedent referred to in Schedule 2 have been satisfied and shall be no later than 15 July 2017 or such later date as the Agent (acting on the instructions of the Lenders) may agree with the Borrower.
"Availability Period"  means the period from and including the date of this Agreement to and including 15 July 2017.
"Available Commitment"  means a Lender's Commitment minus:
(a)	the amount of its participation in the Loan; and
(b)	in relation to any proposed Utilisation, the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.
"Available Facility"  means the aggregate for the time being of each Lender's Available Commitment.
"Business Day"  means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Athens and New York City.
"Code" means the United States Internal Revenue Code of 1986, as amended.
"Commitment"  means in respect of the Loan:
(a)
in relation to a Lender, the amount set opposite its name under the heading "Commitment" in Part II of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

"Confidential Information"  means all information relating to any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:
(a)	any member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36 (Confidentiality); or
(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking"  means a confidentiality undertaking in the standard LMA form  or in any other form agreed between the Borrower and the Agent.
"Default"  means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
"Discount Premium Amount" means the amount of US$5,000,000 to which the Lenders shall become entitled on the Utilisation Date from the Borrower, which amount is payable in accordance with this Agreement together with interest thereon accruing and payable as if such Discount Premium Amount were advanced on the Utilisation Date or, as the context may require, the principal amount outstanding for the time being of that amount.
"dollars" and "$"  mean the lawful currency, for the time being, of the United States of America.
"Environmental Claim"  means:
(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or
(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and a "claim" includes a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
"Environmental Incident"  means:
(a)	any release of Environmentally Sensitive Material from a Ship; or
(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

"Environmental Law"  means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.
"Environmentally Sensitive Material"  means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
"Event of Default" means any event or circumstance specified as such in Clause 23 (Events of Default).
"Executive Managers" means Symeon Palios, Anastasios Margaronis, Ioannis Zafirakis and Andreas Michalopoulos.
"Existing Loan Agreement" means the unsecured loan agreement, dated as of May 20, 2013, as amended on July 28, 2014 and further amended on September 9, 2015, December 3, 2015, September 12, 2016 and May 30, 2017, between the Agent, as lender, Kapa Shipping Company Inc., as borrower, and the Borrower, as guarantor.
 "Facility"  means the credit facility made available under this Agreement as described in Clause 2 (The Facility).
"Facility Office"  means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"FATCA" means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

 "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"Finance Document"  means:
(a)	this Agreement;
(b)	the Notes;
(c)	the Mortgages;
(d)	the Insurance Assignments;
(e)	the Share Security;
(f)	the Intercreditor Agreement;
(g)	the Proceeds Assignment; and
(h)	any other document designated as such by the Agent and the Borrower.
"Finance Party"  means the Agent, the Security Trustee or a Lender.
"Financial Indebtedness"  means, in relation to any member of the Group (the "debtor"),  a liability of the debtor resulting from:
(a)	money borrowed from all sources;
(b)	any bonds, notes, loan stock, debentures or similar instruments;
(c)	acceptance credits, bills of exchange or documentary credits;
(d)	share issues on the basis that they are, or may become, redeemable (at redemption value);
(e)	gross obligations under finance leases;
(f)	factoring of debts;
(g)	amounts raised or obligations incurred in respect of any other transaction, which has the commercial effect of borrowing as determined in accordance with GAAP,

provided that no amount shall be taken into account more than once in calculating Financial Indebtedness.
"Group"  means the Borrower and its Subsidiaries from time to time.
"Holding Company"  means, in relation to a company or corporation, any other company or corporation of which it is a Subsidiary.
"Insurance Assignment"  means, in relation to each Ship, an assignment of its  Insurances and any Requisition Compensation in agreed form.
"Insurances"  means, in relation to any Ship:
(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in respect of that Ship,  or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Intercreditor Agreement" means an agreement entered into or to be entered into by Addiewell, the Obligors and the Security Trustee regulating their respective entitlements and security interests in agreed form.
"ISM Code"  means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).
"ISPS Code"  means the International Ship and Port facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time (and the term "ISSC" means an International Ship Security Certificate issued under the ISPS Code).
"Lender"  means:
(a)	any Lender; and
(b)	any bank, financial institution, trust, fund or other entity or any special purpose vehicle owned by any such entity which has become a Party in accordance with Clause 24 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with this Agreement.
"LMA"  means the Loan Market Association.
"Loan" means a loan made or to be made under the Facility in the principal amount of US$82,616,666.66 or, as the context may require, the principal amount outstanding for the time being of that loan.

"Major Casualty"  means, in relation to any Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.
"Material Adverse Effect"  means the effect of any event or circumstance or series of events or circumstances occurring or coming into being after the date of this Agreement (or, if expressly specified in this Agreement, during any earlier period) which in the opinion of the Lenders is reasonably likely to have a material adverse effect on:
(a)
the business, conditions (financial or otherwise), property, performance, prospects or results or operations of any member of the Group or the Group taken as a whole, so as to result in a Default in respect of the financial covenants in Clause 18 (Financial Covenants) under this Agreement on the next occasion on which they are required to be measured for any purpose under this Agreement; or

(b)	the ability of the Obligors taken as a whole to comply with their material obligations under this Agreement or the Finance Documents to which they are a party; or
(c)
(if not falling within paragraph (b) above, and to the extent that there has not at the time of the Lenders' determination of Material Adverse Effect been another express Default), the legality, validity or enforceability of the Security  created under or pursuant to the Finance Documents, or the rights or remedies of the Lenders in relation to that Security.

"Month"  means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.
 "Mortgage"  means, in relation to any Ship, the ship mortgage on that Ship and, if required by the Approved Flag State, a collateral deed of covenant in agreed form.
"Notes" means the notes to be made by the Borrower evidencing the debt constituted by the Loan and the Discount Premium Amount in agreed form.
"Obligor"  means the Borrower or any Guarantor.
"Original Financial Statements" means those financial statements delivered pursuant to Schedule 2.
"Party"  means a party to this Agreement.
"Permitted Security"  means:
(a)	Security created by the Finance Documents;
(b)	Security created by the Senior Finance Documents;

(c)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(d)	in respect of a Ship, liens for unpaid master's and crew's wages in accordance with usual maritime practice;
(e)	in respect of a Ship, liens for salvage;
(f)	in respect of a Ship, liens for master's disbursements incurred in the ordinary course of trading; and
(g)
any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 21.11 (Restrictions on chartering, appointment of managers etc.).

"Proceeds" means the proceeds (net of usual commissions and direct collection expense) of (i) the disposal of any Ship, (ii) the disposal of any other asset of the Borrower and/or the Obligors, (iii) sale, realisation or exercise of the Warrants of the Borrower, (iv) sale of shares of the Borrower, (v) disposal of any of the shares of any of the Guarantors, (vi) the proceeds of a Total Loss of any Ship.
"Proceeds Assignment" means a document creating security over the proceeds of any Warrants in agreed form.
"Prohibited Person"  means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.
 "Qualifying Lender"  has the meaning given to it in Clause 12 (Tax gross-up and indemnities).
"RBS"  means The Royal Bank of Scotland plc.
"RBS Facility" means the Loan Facility made available by RBS to certain of the Guarantors as borrowers pursuant to a Facility Agreement dated 10 September 2015.
"Refinancing Proceeds"  means the proceeds of any refinancing of the Borrower and/or the Guarantors by a third party financial institution or investor for the purpose of repaying the Loan and the Discount Premium Amount.
"Related Fund"  in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Families" means the families of the Executive Managers.
"Repeating Representations"  means each of the representations set out in Clauses 16.1 to 16.7 inclusive, Clause 16.9, Clause 16.11 and Clause 16.13.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Requisition Compensation"  includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss".
"Resignation Letter" means a letter in the form agreed between the Borrower and the Agent.
"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):
(a)
imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America regardless of whether the same is or is not binding on any Obligor;  or

(b)
otherwise imposed by any law or regulation binding on an Obligor or to which an Obligor is subject (which shall include without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America).

"Security"  means:
(a)	a mortgage, charge (whether fixed or floating), pledge, assignment, trust, trust receipt, consignment, any maritime or other lien of any kind;
(b)	any other security interest of a kind not included in paragraph (a) of this definition;
(c)
a conditional sale agreement (including an agreement to sell subject to retention of title), hire purchase agreement, lease or contract of bailment that in effect secures payment or performance of a liability or obligation;

(d)	right of set-off or flawed asset arrangement that in effect secures payment or performance of a liability or obligation; and
(e)
without limiting the generality of the preceding paragraphs of this definition, any other transaction or instrument that in substance or by operation of law, now or in the future, creates an interest, right or claim in relation to property (real or personal) that secures the payment or performance of a liability or obligation, without regard to:

(i)	the form of the transaction or instrument; or
(ii)	the identity of the person who has title to the relevant property.
"Security Period"  means the period starting on the date of this Agreement and ending on the date on which the Agent is satisfied that all amounts outstanding under the Finance Documents have been irrevocably paid and discharged in full (both dates inclusive).
"Senior Discount Premium Amount" means the "Discount Premium Amount" as defined under the Senior Loan Agreement.
"Senior Finance Documents" means:
(a)	the Senior Loan Agreement; and

(b)	any other document relating to or evidencing Senior Liabilities.
"Senior Liabilities" means the Senior Loan and the Senior Discount Premium Amount and all other indebtedness owed or expressed to be owed by the Borrower and/or any of the Guarantors to Addiewell whether under the Senior Finance Documents or otherwise.
"Senior Loan" means the loan in the amount of $35,000,000 made available by Addiewell to the Borrower pursuant to the Senior Loan Agreement.
"Senior Loan Agreement" means a loan agreement dated 30 June 2017 and made between (i) the Borrower, (ii) the Guarantors and (iii) Addiewell for the Senior Loan and the Senior Discount Premium Amount.
"Servicing Party"  means the Agent or the Security Trustee.
"Share Security" means a document creating Security over the share capital of each Guarantor in agreed form.
"Ship"  means each of:
(a)	the 3,426 TEU container vessel of 36,087 gross registered tons and IMO No 9401166 named "SAGITTA" and registered in the name of Likiep Shipping Company Inc. under the Marshall Islands flag;
(b)	the 3,426 TEU container vessel of 36,087 gross registered tons and IMO No 9401178 named "CENTAURUS" and registered in the name of Orangina Inc. under the Marshall Islands flag.
(c)	the 4,923 TEU container vessel of 54,828 gross registered tons and IMO No 9387097 named "NEW JERSEY" and registered in the name of Mago Shipping Company Inc. under the Marshall Islands flag.
(d)	the 5,042 TEU container vessel of 54,809 gross registered tons and IMO No 9326782 named "PAMINA" and registered in the name of Dud Shipping Company Inc. under Marshall Islands flag.
(e)	the 3,739 TEU container vessel of 40,085 gross registered tons and IMO No 9215672 named "DOMINGO" and registered in the name of Rongerik Shipping Company Inc. under the Marshall Islands flag.
(f)	the 6,494 TEU container vessel of 71,786 gross registered tons and IMO No 9332860 named "HAMBURG" and registered in the name of Langor Shipping Company Inc. under the Marshall Islands flag.
(g)	the 6,494 TEU container vessel of 71,786 gross registered tons and IMO No 9332858 named "ROTTERDAM" and registered in the name of Meck Shipping Company Inc. under the Marshall Islands flag.
(h)	the 6,541 TEU container vessel of 73,934 gross registered tons and IMO No 9306172 named "PUELO" and registered in the name of Eluk Shipping Company Inc. under the Marshall Islands flag.

(i)	the 6,541 TEU container vessel of 73,934 gross registered tons and IMO No 9306158 named "PUCON" and registered in the name of Oruk Shipping Company Inc. under the Marshall Islands flag.
(j)	the 5,576 TEU container vessel of 66,332 gross registered tons and IMO No 9298997 named "MARCH" and registered in the name of Delap Shipping Company Inc. under the Marshall Islands flag.
(k)	the 5,576 TEU container vessel of 66,332 gross registered tons and IMO No 9267156 named "GREAT" and registered in the name of Jabor Shipping Company Inc. under the Marshall Islands flag.
"Subsidiary"  means a subsidiary within the meaning of section 1159 of the Companies Act 2006.
"Tax"  means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Termination Date"  means the date falling eighteen (18) months after the Utilisation Date.
"Total Commitments"  means the aggregate of the Commitments to the Loan, being US$82,616,666.66.
"Total Loss"  means, in relation to any Ship:
(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;
(b)
any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 30 days redelivered to the full control of the Guarantor which owns that Ship; and

(c)
any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within 30 days redelivered to the full control of the Guarantor which owns that Ship or in the case of a piracy event such longer period as may be applicable under the relevant hull marine and/or war insurance policy before such piracy event becomes declarable as a total loss under such insurance policy.

"Total Loss Date"  means, in relation to the Total Loss of any Ship:
(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:
(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)
the date of any compromise, arrangement or agreement made by or on behalf of the Guarantor which owns that Ship with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of total loss, the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.
"Transfer Certificate"  means a certificate in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.
"Transfer Date"  means, in relation to an assignment or a transfer, the later of:
(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.
"Trust Property"  means:
(a)
all Security and other rights granted to, or held or exercisable by, the Security Trustee under or by virtue of the Finance Documents, except rights intended for the sole benefit or protection of the Security Trustee;

(b)
all moneys or other assets which are received or recovered by or on behalf of the Security Trustee under or by virtue of any Security or right covered by paragraph (a) above, including any moneys or other assets  which are received or recovered by it as a result of the enforcement or exercise by it of such a Security or right; and

(c)	all moneys or other assets which may accrue in respect of, or be derived from, any moneys or other assets covered by paragraph (b) above, except any moneys or other assets which the Security Trustee has transferred to the Agent or (being entitled to do so) has retained in accordance with the provisions of Clause 26 (Role of the Servicing Parties).
"Unpaid Sum"  means any sum due and payable but unpaid by an Obligor under the Finance Documents and referred to in Clause 8.3.
"US Tax Obligor" means an Obligor which is either (a) a "United States Person" within the meaning of Section 7701(a)(30) of the Code or (b) a person who pays interest under this Agreement that is treated as U.S. source income under the Code.
"Utilisation"  means a utilisation of the Facility under this Agreement.
"Utilisation Date"  means the date of the Utilisation, being the date on which the Loan is to be made under this Agreement.
"Utilisation Request"  means a notice substantially in the form set out in Schedule 3 (Requests).
"VAT"  means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

"Warrants" means the Borrower's Series B-1 Warrants to purchase the Borrower's Series B-1 Convertible Preferred Shares and the Borrower's Series B-2 Warrants to purchase the Borrower's Series B-2 Convertible Preferred Shares, issued by the Borrower on 24 March 2017 together with any further warrants issued by the Borrower in favour of any Finance Party and shall include any modifications, variations or replacements of any of the foregoing.
1.2	Construction
(a)	Unless a contrary indication appears, any reference in this Agreement to:
(i)	any "Finance Party", any "Obligor" or any other "person" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;
(ii)	"assets" includes present and future properties, revenues and rights of every description;
(iii)	a "Finance Document", or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;
(iv)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(v)
a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vi)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)	a provision of any law or regulation is a reference to that provision or regulation as amended, extended, re-enacted or replaced; and
(viii)	a time of day is a reference to London time.
(b)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.
(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.
1.3	Third Party Rights
(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2
THE FACILITY
2	THE FACILITY
2.1	The Facility
(a)	Subject to the terms of this Agreement, the Lenders have agreed to make available to the Borrower a dollar credit facility in an aggregate amount equal to the Total Commitments.
(b)
In consideration of this and recognising the substantial benefit received by the Borrower and the Guarantors from the advance of the Loan, the Borrower has agreed to pay to the Lenders US$5,000,000 by way of Discount Premium Amount which amount is to be payable in accordance with this Agreement together with interest thereon accruing and payable as if such Discount Premium Amount were advanced to the Borrowers by way of loan on the Utilisation Date.

2.2	Finance Parties' rights and obligations
(a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may separately sue for any Unpaid Sum due to it.
(d)	Except as provided in paragraph (c) above, no Finance Party may commence proceedings against any Obligor in connection with a Finance Document without the prior consent of the Lenders.
3	PURPOSE
3.1	Purpose
The Borrower shall apply all amounts borrowed by it in respect of the Loan in payment to RBS for the application by RBS in pro tanto satisfaction of the Borrower's obligations under the RBS Facility, in payment of its obligations under the Existing Loan Agreement and for general corporate purposes and capital requirements.
3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION
4.1	Availability Date
It shall be a condition to the Utilisation and the Availability Date becoming effective that the Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent.  The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied and at the same time shall notify the Borrower that the Commitments are available for drawing.
4.2	Conditions Subsequent
The Borrower undertakes to deliver or cause to be delivered to the Agent within ten Business Days after the Utilisation Date, or such later date as the Agent may agree, the additional documents and other evidence listed in Part B of Schedule 2 (Conditions Subsequent) in form and substance satisfactory to the Agent.

SECTION 3
UTILISATION
5	UTILISATION
5.1	Delivery of a Utilisation Request
The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than such time as the Agent shall reasonably agree.
5.2	Completion of a Utilisation Request
(a)	A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(i)	the proposed Utilisation Date is a Business Day within the Availability Period; and
(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).
(b)	Only one Utilisation Request is permitted under this Agreement.
5.3	Currency and amount
(a)	The currency specified in a Utilisation Request must be dollars.
(b)	The amount of the proposed Loan must be for an amount which does not exceed the Available Facility.
5.4	Lenders' participation
(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.
(b)	The amount of each Lender's participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making the Loan.
(c)	The Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan.
5.5	Cancellation of Commitment
At the end of the Availability Period, the Commitments which are unutilised shall be immediately cancelled.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION
6	REPAYMENT
6.1	Repayment of Loan and payment of Discount Premium Amount
The Borrower shall repay the Loan in full and pay the Discount Premium Amount on the Termination Date.
6.2	Termination Date
On the Termination Date, the Borrower shall additionally pay to the Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.
6.3	Reborrowing
No part of the Facility which is repaid or prepaid may be reborrowed.
6.4	Early Repayment
Subject to the terms of the Intercreditor Agreement, the Borrower shall, if so demanded by the Agent on behalf of the Lenders, repay the Loan on or at any time after the date falling twelve (12) months after the Utilisation Date as specified by the Agent in the relevant demand notice.  Any such demand by the Lenders shall be made in writing not less than fourteen (14) days prior to the due date for payment.
If the Borrower repays the Loan on or before the date upon which the Loan is to be repaid pursuant to a demand in accordance with Clause 6.4, the Lenders shall thereupon (but not otherwise) be deemed to have waived permanently and cancelled their entitlement to any part of the Discount Premium Amount (other than any interest thereon paid to the Lender prior to such date). If the Loan is not so repaid, the Discount Premium Amount shall remain payable in accordance with this Agreement.
This Clause 6.4 shall not apply in circumstances where an Event of Default has occurred and is continuing.
7	PREPAYMENT AND CANCELLATION
7.1	Illegality
(a)	If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:
(i)	that Lender (the "Notifying Lender") shall promptly notify the Agent upon becoming aware of that event;
(ii)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(iii)
subject to the terms of the Intercreditor Agreement, the Borrower shall repay that Lender's participation in the Loan on the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Change of executive management and/or beneficial ownership
(a)	If there is a change in one or more of the Executive Managers other than a change resulting from the death, disability or removal for cause of an Executive Manager:
(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event; and
(ii)	a Lender shall not be obliged to fund the Utilisation; and
(iii)
subject to the terms of the Intercreditor Agreement and if the Lenders so require, the Agent shall, by not less than 30 days' notice to the Borrower, cancel the Facility and declare the Loan, together with accrued interest, the Discount Premium Amount and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)	If a change occurs after the date of this Agreement in the ultimate beneficial ownership of any of the shares in the Borrower or any of its Subsidiaries so that persons other than:
(i)	members of the Relevant Families or the Agent;
(ii)	beneficiaries of any employee stock ownership plan or other employee benefit plan of the Borrower or its Subsidiaries; or
(iii)	one or more underwriters temporarily holding shares of the Borrower pursuant to an offering of such shares, have acquired or shall acquire direct or indirect legal or beneficial ownership of more than 20 per cent of the issued and outstanding share capital of the Borrower or so that less than 20 per cent of the aggregate voting power of the Borrower's issued share capital is vested in the ownership of members of the Relevant Families or the Agent:
(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event; and
(ii)	a Lender shall not be obliged to fund a Utilisation; and
(iii)
subject to the terms of the Intercreditor Agreement and if the Lenders so require, the Agent shall, by not less than 30 days' notice to the Borrower, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents and the Discount Premium Amount immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts and the Discount Premium Amount will become immediately due and payable.

7.3	Voluntary prepayment
Subject to the terms of the Intercreditor Agreement, the Borrower may, if it gives the Agent not less than 14 days' (or such shorter period as the Lenders may agree) prior notice, prepay the whole or part of the Loan and/or the whole or part of the Discount Premium Amount.
7.4	Mandatory Prepayment – Refinancing Proceeds
Upon receipt of any Refinancing Proceeds the Borrower shall prepay the whole of the Loan and the Discount Premium Amount; it is agreed that in such event the Loan and the Discount Premium Amount shall be prepaid in priority to the Subordinated Loans.
7.5	Mandatory prepayment – Sale or Total Loss
(a)
If a Ship is sold or becomes a Total Loss, the relevant part of the Proceeds thereof shall (subject to the Intercreditor Agreement and subject to Clause 7.7) be applied by whichever Obligor or Finance Party is in receipt of the same in accordance with Clause 29.5.

(b)	Such repayment shall be made:
(i)	in the case of a sale of a Ship, on or before the date on which the sale is completed by delivery of that Ship to the buyer;
(ii)
in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss; or

(iii)	as otherwise required by the Intercreditor Agreement.
(c)
For the purpose of paragraph (a) above, "relevant part" means an amount equal to the net sales proceeds of the relevant Ship or (in the case of a Total Loss) the amount for which such Ship is to be insured pursuant to this Agreement (less any irrecoverable costs of collection); provided that, in the case of a sale, the Lenders may require evidence that the sale price was not less than the fair market value of the relevant Ship.

7.6	Mandatory Prepayment - other Proceeds
Any and all other Proceeds shall (subject to the Intercreditor Agreement) be applied by whichever Obligor or Finance Party is in receipt of the same in accordance with Clause 29.5.
7.7	Replacement Option
(a)
Upon the sale of the Ship (or a Total Loss of a Ship) the Borrower may, subject to no Event of Default having occurred and being continuing and subject to the Intercreditor Agreement, elect to retain the proceeds of such sale (or Total Loss) for the purpose of re-investing such amount in another vessel approved by the Security Trustee on behalf of the Lenders being a vessel with a market value at least equal to the re-invested amount.

(b)
In such case, and prior to completion of the relevant sale of a Ship (or receipt of Total Loss proceeds) the Borrower shall constitute in favour of the Security Trustee a Security over such sale (or Total Loss) proceeds in agreed form and provide the Security Trustee with such ancillary evidence, Authorisation and other documents as the Security Trustee may require.

(c)
The funds so deposited will stand as security for the Loan and the Discount Premium Amount and other moneys under this Agreement but may be released from such Security upon the purchase by the Borrower of a ship approved by the Security Trustee (on behalf of the Lenders) in its absolute discretion, and on the basis that forthwith upon the completion of such purchase the new ship will be subject to a Mortgage and Insurance Assignment as security for the Loan and the Discount Premium Amount, and the Borrower will have provided to the Security Trustee such documents, Authorisation and evidence similar to the requirements set forth in Schedule 2 as the Security Trustee may (in its absolute discretion) require.  Upon completion of such purchase the Borrower and the Guarantors will enter into such supplementary documentation as the Agent may require to incorporate the new vessel into the term of this Agreement.

(d)
If the Borrower does not use the relevant sale (or Total Loss) proceeds within 6 months of receipt or, if earlier, prior to the Termination Date then the relevant proceeds shall be applied in prepayment of the Loan and the Discount Premium Amount by the Lenders at any time thereafter and in accordance with the Intercreditor Agreement.

SECTION 5
COSTS OF UTILISATION
8	INTEREST
8.1	Calculation of interest
The rate of interest on the Loan is the percentage rate per annum which is Six per cent (6%) for the period from the Utilisation Date up to and including the first anniversary of the Utilisation Date, Nine per cent (9%) for the period from the first anniversary of the Utilisation Date up to and including the date three months thereafter and Twelve per cent (12%) from the date fifteen months after the Utilisation Date. The Borrower shall also pay amounts calculated as if they were interest payable under this Clause 8.1 on the amount of the Discount Premium Amount as if it were a loan drawndown on the Utilisation Date. Such interest to be payable on the same date, at the same rate and otherwise calculated and payable as interest on the Loan.
8.2	Payment of interest
The Borrower shall pay accrued interest on the Loan and on the Discount Premium Amount on the last day of each three month period occurring after the Utilisation Date and on the date of final repayment of the Loan and the Discount Premium Amount.
8.3	Default interest
(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at Fourteen per cent (14%) per annum.  Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligors on demand by the Agent.

(b)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each month but will remain immediately due and payable.
9	INTEREST DATES
9.1	Non-Business Days
If any date for the payment of interest  would otherwise fall on a day which is not a Business Day, that date will instead fall on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
10	ASSUMPTION AND CONFIRMATION
10.1	Assumption
The Borrower hereby agrees, on and with effect from the Utilisation Date, to become obligated to the Lenders in the amount of the Discount Premium Amount payable in accordance with this Agreement.

10.2	Consideration
The Borrower and the Guarantors hereby confirm that the obligations of the Borrower to the Lenders with respect to the Discount Premium Amount is proportionate and appropriate and reasonable in the light of this benefit to be derived by the Borrower and the Guarantors from the Loan. The Borrower and the Guarantors agree not to challenge or purport to challenge the entitlement of the Lenders to the Discount Premium Amount.
11	AGENCY FEE
11.1	Agency fees
The Borrower shall pay to the Agent (for its own account) and to the Security Trustee (for its own account) any agency fee or trustee fee in the amount and at the times agreed by the Agent and the Borrower.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS
12	TAX GROSS UP AND INDEMNITIES
12.1	Definitions.
In this Agreement:
"Protected Party"  means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;
"Tax Deduction"  means a deduction or withholding for or on account of Tax from a payment under a Finance Document;
Unless a contrary indication appears, in this Clause 12, a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.
12.2	Tax gross-up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.3	Tax indemnity
(a)
The Borrower shall (within 3 Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(ii)	to the extent a loss, liability or cost:
(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or
(B)
would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied or related to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.
12.4	Stamp taxes
The Borrower shall pay and, within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.
12.5	FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(ii)	not a FATCA Exempt Party; and
(iii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iv)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iv) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (iii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If the Borrower is a US Tax Obligor, or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;
(ii)	where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or
(iii)	where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent, supply to the Facility Agent:
(i)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(ii)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.
(g)
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or  waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent).  The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.
(h)
The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification.  The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

12.6	FATCA Deduction
(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction, including without limitation, under Clauses 12.2 and 12.3 of this Agreement.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

12.7	VAT
(a)
All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Subject Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.5 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).
13	OTHER INDEMNITIES
13.1	Currency indemnity
(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
13.2	Other indemnities
The Borrower shall (or shall procure that an Obligor will), within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:
(a)	the occurrence of any Event of Default;
(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.
13.3	Indemnity to the Agent and the Security Trustee
The Borrower shall promptly indemnify the Agent and the Security Trustee against any cost, loss or liability incurred by the Agent or the Security Trustee (acting reasonably) as a result of:
(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.
13.4	Environmental Indemnity
The Borrower shall fully indemnify each Finance Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Finance Party under, or in connection with this Agreement, in any country, which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.
14	COSTS AND EXPENSES
14.1	Transaction expenses
The Borrower shall promptly on demand pay the Agent and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:
(a)	this Agreement and any other documents referred to in this Agreement; and
(b)	any other Finance Documents executed after the date of this Agreement.
14.2	Amendment costs
If an Obligor requests an amendment, waiver or consent
the Borrower shall, within 3 Business Days of demand, reimburse the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Trustee in responding to, evaluating, negotiating or complying with that request or requirement.
14.3	Enforcement costs
The Borrower shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7
GUARANTEE
15	GUARANTEE AND INDEMNITY
15.1	Guarantee and indemnity
Each Guarantor irrevocably and unconditionally jointly and severally:
(a)	guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;
(b)
undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document that Guarantor shall immediately on demand pay that amount as if it were the principal obligor;

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 15 if the amount claimed had been recoverable on the basis of a guarantee; and

(d)	confirms in accordance with Clause 10.2 that this Clause shall apply in all respects to the Borrower's obligation with respect to the Discount Premium Amount.
15.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents regardless of any intermediate payment or discharge in whole or in part.
15.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 15, to the extent that such liability has been reduced as a result of such avoidance or restoration, will continue or be reinstated as if the discharge, release or arrangement had not occurred.
15.4	Waiver of defences
The obligations of each Guarantor under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 15 (without limitation and whether or not known to it or any Finance Party) including:
(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)	any insolvency or similar proceedings.
15.5	Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 15.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
15.6	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 15.
15.7	Deferral of Guarantors' rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Obligor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable to any other Obligor in any capacity, or arising out of any transaction, whatsoever:
(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;
(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 15.1 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or
(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.
If an Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full or trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 29.5.
15.8	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
16	REPRESENTATIONS
Each Obligor makes the representations and warranties set out in this Clause 16 to each Finance Party on the date of this Agreement.
16.1	Status
(a)	It is a corporation, duly incorporated and validly existing in good standing under the law of its jurisdiction of incorporation.
(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.
16.2	Binding obligations
The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any general principles of law limiting its obligations which are referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 25 (Changes to the Obligors), legal, valid, binding and enforceable obligations.
16.3	Status of security
(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery (and, where applicable, registration) confer the Security it purports to confer over any assets to which such Security, by its terms, relates subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 25 (Changes to the Obligors); and

(b)	no third party will have any Security (except for Permitted Security) over any asset to which such Security, by its terms, relates.
16.4	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:
(a)	any law or regulation applicable to it;
(b)	its or any of its Subsidiaries' constitutional documents; or
(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.
16.5	Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

16.6	Validity and admissibility in evidence
All Authorisations required or desirable:
(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and
(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.
16.7	Governing law and enforcement
(a)	The choice of English law as the governing law of the Finance Documents (other than any Mortgage) will be recognised and enforced in its jurisdiction of incorporation.
(b)	Any judgment obtained in England in relation to a Finance Document (other than a Mortgage) will be recognised and enforced in its jurisdiction of incorporation.
(c)	The choice of law of the relevant Approved Flag State as the governing law of each Mortgage will be recognised and enforced in its jurisdiction of incorporation.
In each case subject to any reservations or qualifications which are referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 25 (Changes to the Obligors).
16.8	Deduction of Tax
It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party.
16.9	No filing or stamp taxes
Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents subject to any reservations or qualifications which are referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 25 (Changes to the Obligors)..
16.10	No default
(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.
(b)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which might have a Material Adverse Effect.

16.11	No misleading information
(a)
All financial and other information which is provided by or on behalf of any member of the Group under or in connection with any Finance Document is true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

16.12	Financial statements
(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.
(b)
Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Borrower) during the relevant financial year unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(c)	There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Borrower) since 30th March 2017.
16.13	Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
16.14	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of the Borrower's knowledge and belief) been started or threatened against the Borrower or any of its Subsidiaries.
16.15	Sanctions
As regards Sanctions:
(a)
None of the Obligors, any other member of the Group or any Affiliate of any of them is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person.

(b)	None of the Obligors has a Prohibited Person serving as a director, officer or employee.
(c)
No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(d)	Each Obligor, each other member of the Group and each Affiliate of any of them is in compliance with all Sanctions.

16.16	Disclosure of Debts
The Borrower has fully disclosed to the Agent details of all debts and liabilities (other than usual trade debts outstanding for less than forty-five (45) days), it being understood that public filings made with the SEC are deemed to be disclosed to the Agent. The Borrower is not aware of any other material debts or liabilities claimed against the Borrower, the Guarantors or any other member of the Group.
16.17	Repetition
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the first of each month.
16.18	No Registration
Assuming the accuracy of the representations and warranties of each Lender contained in this Agreement, the issuance and sale of the Notes pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Borrower nor, to the knowledge of the Borrower, any authorized representative acting on its behalf, has taken or will take any action hereafter that would cause the loss of such exemption.
16.19	No Integration
Neither the Borrower nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or will be integrated with the sale of the Notes in a manner that would require registration under the Securities Act.
16.20	No Directed Selling Efforts
Neither the Borrower nor any person acting on behalf of the Borrower has engaged in any "directed selling efforts" (as defined in Regulation S under the Securities Act) in the United States in respect of the Loan or the Notes, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Loan or the Notes, including placing an advertisement in a publication with a general circulation in the United States, nor has it seen or been aware of any activity that, to its knowledge, constitutes directed selling efforts in the United States.
16.21	Certain Fees
There are no fees or commissions that are or will be payable by the Borrower to brokers, finders, or investment bankers with respect to the sale and purchase of the Loan or the Notes or the consummation of the transaction contemplated by this Agreement.
16.22	Offering Materials
Neither the Borrower nor any agents of the Borrower provided to potential lenders any offering materials in connection with the offer and sale of the Loan or the Notes.
16.23	Foreign Private Issuer
The Borrower is a foreign private issuer, as defined in Rule 405 promulgated under the Securities Act.

16.24	Substantial U.S. Market Interest
There is no "substantial U.S. market interest" (as such term is defined by Regulation S promulgated under the Securities Act) in the debt securities of the Borrower.
17	INFORMATION UNDERTAKINGS
The undertakings in this Clause 17 remain in force throughout the Security Period.
17.1	Financial statements
The Borrower shall supply to the Agent in sufficient copies for all the Lenders:
(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated financial statements for that financial year; and
(b)
as soon as the same become available, but in any event within 90 days after the end of each quarter of each of its financial years its unaudited consolidated financial statements for that financial quarter.

17.2	Compliance Certificate
(a)
The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 17.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with each of the financial covenants in Clause 18 (Financial covenants) as at the date as at which those financial statements were drawn up.

(c)	Each Compliance Certificate shall be signed by the chief financial officer of the Borrower.
17.3	Requirements as to financial statements
(a)
Each set of financial statements delivered by the Borrower pursuant to Clause 17.1 (Financial statements) shall be certified by the chief financial officer of the Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)
The Borrower shall procure that each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) is prepared in accordance with all applicable laws, the requirements of the United States Securities and Exchange Commission and GAAP.

17.4	Information: miscellaneous
The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):
(a)
at the same time as they are despatched, all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally and any documents filed with the United States Securities and Exchange Commission;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and
(c)
as soon as practicable after receiving the request, such further information regarding any Ship, its Insurances or the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

17.5	Notification of default
(a)
Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by 2 of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.6	Use of websites
(a)
The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") if:

(i)
the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method, in which case it shall notify the Borrower in writing promptly after such consultation;

(ii)	both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)	the information is in a format previously agreed between the Borrower and the Agent.
If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Borrower according and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.
(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.
(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
(d)
Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Borrower shall comply with any such request within 10 Business Days.

17.7	"Know your customer" checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or internal guideline made after the date of this Agreement;
(ii)	any change in the status of an Obligor after the date of this Agreement; or
(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18	FINANCIAL COVENANTS
18.1	Borrowings
No Obligor shall incur any Financial Indebtedness except under the Finance Documents to which it is a party and under the Senior Loan Agreement.  The Borrower shall also procure that no other member of the Group incurs any Financial Indebtedness.
18.2	Expenditure
No Obligor shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing a Ship.
18.3	Intentionally Omitted
18.4	Working Capital
The Obligors shall maintain adequate working capital for the efficient operation of this business and shall provide details thereof to the Agent on request (acting reasonably).
19	GENERAL UNDERTAKINGS
The undertakings in this Clause 19 remain in force throughout the Security Period.
19.1	Authorisations
Each Obligor shall promptly:
(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	supply certified copies to the Agent of,
any Authorisation required under any law or regulation of its jurisdiction of incorporation or the Approved Flag State of any Ship to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation or in the flag-state of any Ship of any Finance Document to which it is a party.
19.2	Compliance with laws
(a)
Each Obligor shall comply in all respects with all laws to which it may be subject, if (except as regards Sanctions, to which paragraph (b) below applies) failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

(b)	Each member of the Group and shall comply, in all respect with all Sanctions.
(c)	As regards the Guarantors this Clause 19.2 is not a limitation of Clause 21.8, and vice versa.
19.3	Negative pledge
No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets except for Permitted Security.

19.4	No disposal of assets
No Obligor will without the consent of the Agent (and the Borrower shall ensure that no other member of the Group will) transfer, lease or otherwise dispose of:
(a)	any Ship or any Subsidiary or part of its assets, whether by one transaction or a number of transactions, whether related or not; or
(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation,
19.5	Merger
No Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.
19.6	Change of business
The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement.
19.7	Acquisition of further tonnage
The Obligors shall not and shall procure that none of their Subsidiaries shall acquire any further tonnage without the prior written consent of the Agent on behalf of the Lenders.
19.8	Share capital
The Borrower shall not purchase, cancel or redeem any of its share capital .
19.9	Dividends
The Borrower shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital.
19.10	Investments
No Obligor shall:
(a)
provide any form of credit or financial assistance to any person Provided that this shall not prevent or restrict the Borrower from (i) on lending loans to other Obligors for the purposes permitted in accordance with the terms of this Agreement and (ii) intra-group indebtedness between the Obligors;

(a)	acquire any shares or other securities.
19.11	Hedging
The Borrower shall not enter into any interest rate hedging arrangements.
19.12	No Joint Venture
No Obligor shall enter into or agree to enter into any joint venture or provide any assets or financial support to any joint venture.

19.13	Intentionally omitted
19.14	Further assurance
(a)
Each Obligor shall promptly, and in any event within the time period specified by the Security Trustee do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Trustee may specify (and in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)):

(i)
to create, perfect, vest in favour of the Security Trustee or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are or are intended to be, the subject of the Security) or for the exercise of any rights, powers and remedies of any of the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Trustee or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realisation and/or sale of the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Finance Documents or to exercise any power specified in any Finance Document in respect of which the/Security has become enforceable; and/or

(iv)	to enable or assist the Security Trustee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any of the Finance Documents.
(b)
Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee by or pursuant to the Finance Documents.

(c)
At the same time as an Obligor delivers to the Security Trustee any document executed by itself pursuant to this Clause 19.14, that Obligor shall deliver to the Security Trustee a certificate signed by two of that Obligor's directors or officers which shall:

(i)	Set out the text of a resolution of that Obligor's directors specifically authorising the execution of the document specified by the Security Trustee; and
(ii)
State that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or officers and is valid under the Obligor's articles of association or other constitutional documents.

19.15	Listing
The Borrower shall remain listed on the NASDAQ exchange.
20	INSURANCE
The undertakings in this Clause 20 remain in force throughout the Security Period.
20.1	Definitions
(a)	In this Clause 20:
"excess risks" means, in relation to any Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.
"obligatory insurances" means, in relation to any Ship, all insurances effected, or which the Guarantor which owns that Ship is obliged to effect, under this Clause 20 or any other provision of this Agreement or of another Finance Document.
"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.
"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.
"war risks"  includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).
(b)	In this Clause 20, a reference to "approved" means approved in writing by the Agent acting on the instructions of the Lenders.
20.2	Maintenance of obligatory insurances
Each Guarantor shall keep the Ship owned by it insured at its expense against:
(a)	fire and usual marine risks (including hull and machinery and excess risks);
(b)	war risks;
(c)	protection and indemnity risks (without any exclusion for any Environmental Incident); and
(d)
any other risks against which the Agent acting on the instructions of the Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Guarantor to insure and which are specified by the Agent by notice to that Guarantor.

20.3	Terms of obligatory insurances
Each Guarantor shall effect such insurances:
(a)	in dollars;
(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:
(i)	together with the other Ships then subject to a Mortgage, 120% of the Loan and the Discount Premium Amount (and the Senior Loan and the Senior Discount Premium Amount); and
(ii)	the market value of the Ship owned by it;
(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the Ship owned by it;
(e)	on approved terms; and
(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

20.4	Further protections for the Finance Parties
In addition to the terms set out in Clause 20.3 (Terms of obligatory insurances), each Guarantor shall procure that the obligatory insurances effected by it shall:
(a)
whenever the Agent requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee with such directions for payment as the Agent may specify;
(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set‑off, counterclaim or deductions or condition whatsoever;
(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Finance Party; and
(e)	provide that the Security Trustee may make proof of loss if the Guarantor concerned fails to do so.

20.5	Renewal of obligatory insurances
Each Guarantor shall:
(a)	at least 14 days before the expiry of any obligatory insurance effected by it:
(i)
notify the Agent of the brokers (or other insurers) and any protection and indemnity or war risks association through or with which that Guarantor proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Agents' approval to the matters referred to in paragraph (a) (i) above;
(b)	at least 7 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the Agent's approval pursuant to paragraph (a) above; and
(c)
procure that the approved brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Agent in writing of the terms and conditions of the renewal.

20.6	Copies of policies; letters of undertaking
Each Guarantor shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Agent and including, subject to customary practice in the market from time to time, undertakings by the approved brokers that:
(a)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 20.4 (Further protections for the Finance Parties);

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with such loss payable clause;
(c)	they will advise the Agent immediately of any material change to the terms of the obligatory insurances;
(d)
they will notify the Agent, not less than 7 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Guarantor or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Agent of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Guarantor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non‑payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Agent.

20.7	Copies of certificates of entry
Each Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:
(a)	a certified copy of the certificate of entry for that Ship;
(b)	a letter or letters of undertaking in such form as may be required by the Agent acting on the instructions of Lenders; and
(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.
20.8	Deposit of original policies
Each Guarantor shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.
20.9	Payment of premiums
Each Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Agent or the Security Trustee.
20.10	Guarantees
Each Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.
20.11	Compliance with terms of insurances
No Guarantor shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:
(a)
each Guarantor shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in paragraph (c) of Clause 20.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Agent has not given its prior approval;

(b)	no Guarantor shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;
(c)
if applicable, each Guarantor shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
no Guarantor shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

20.12	Alteration to terms of insurances
No Guarantor shall either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance which would cause that Guarantor to be in breach of this Clause 20.
20.13	Settlement of claims
No Guarantor shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.
20.14	Provision of information
Each Guarantor shall promptly provide the Agent (or any persons which it may designate) with any information which the Agent (or any such designated person) requests for the purpose of:
(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 20.15 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) above.
20.15	Mortgagee's interest and additional perils insurances
The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance in an amount equal to 120% of the Available Facility Limit and on such terms, through such insurers and generally in such manner as the Security Trustee acting on the instructions of the Lenders may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.
21	SHIP COVENANTS
The undertakings in this Clause 21 remain in force throughout the Security Period.
21.1	Ships' names and registration
Each Guarantor shall:

(a)	keep the Ship owned by it registered in its name under an Approved Flag;
(b)	not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and
(c)	not change the name of the Ship owned by it without the Agent's prior written consent, such consent not to be unreasonably withheld.
21.2	Repair and classification
Each Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:
(a)	consistent with first‑class ship ownership and management practice;
(b)
so as to maintain the highest classification available to ships of the same type, specification and age as that Ship with a classification society which is a member of the International Association of Classification Societies free of overdue recommendations and conditions affecting that Ship's class; and

(c)
so as to comply with all laws and regulations applicable to vessels registered on the relevant Approved Flag or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

21.3	Modification
No Guarantor shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.
21.4	Removal of parts
No Guarantor shall remove any material part of the Ship owned by it, or any item of equipment installed on, that Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security in favour of any person other than the Security Trustee and becomes on installation on that Ship the property of the Guarantor concerned and subject to the security constituted by the Mortgage Provided that a Guarantor may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.
21.5	Surveys
Each Guarantor shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Agent acting on the instructions of the Lenders provide the Agent, with copies of all survey reports.
21.6	Inspection
Each Guarantor shall permit the Security Trustee (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

21.7	Prevention of and release from arrest
Each Guarantor shall promptly discharge:
(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it or its Insurances;
(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it or its Insurances; and
(c)	all other outgoings whatsoever in respect of the Ship owned by it or its Insurances, and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Guarantor shall procure its release by providing bail or otherwise as the circumstances may require.
21.8	Compliance with laws etc.
Each Guarantor shall:
(a)
comply, or procure compliance with all laws or regulations relating to the ownership, employment, operation and management of the Ship owned by it, including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions;

(b)
without prejudice to the generality of paragraph (a) of this Clause 21.8, not employ the Ship owned by it nor allow its employment in any manner contrary to any laws or regulations including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers unless the prior written consent of the Security Trustee acting on the instructions of the Lenders has been given and that Guarantor has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee acting on the instructions of the Lenders may require.

21.9	Provision of information
Each Guarantor shall promptly provide the Agent with any information which it requests regarding:
(a)	the Ship owned by it, its employment, position and engagements;
(b)	the Earnings of the Ship owned by it and payments and amounts due to its master and crew;
(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made by it in respect of that Ship;
(d)	any towages and salvages; and
(e)	its compliance, the Approved Manager's compliance and the compliance of the Ship owned by it with the ISM Code and the ISPS Code,

and, upon the Agent's request, provide copies of any current charter relating to the Ship owned by it, of any current guarantee of any such charter and of that Ship's Safety Management Certificate and any relevant Document of Compliance.
21.10	Notification of certain events
Each Guarantor shall immediately notify the Agent by fax, confirmed forthwith by letter, of:
(a)	any casualty to the Ship owned by it which is or is likely to be or to become a Major Casualty;
(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;
(c)	any requirement or recommendation made in relation to the Ship owned by it by any insurer or classification society or by any competent authority which is not immediately complied with;
(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;
(e)	any intended dry docking of the Ship owned by it;
(f)	any Environmental Claim made against that Guarantor or in connection with the Ship owned by it, or any Environmental Incident;
(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Guarantor, the Approved Manager or otherwise in connection with the Ship owned by it; or
(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with, and that Guarantor shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require of that Guarantor's, the Approved Manager's or any other person's response to any of those events or matters.
21.11	Restrictions on chartering, appointment of managers etc.
Except as the Agent may otherwise permit, no Guarantor shall, in relation to the Ship owned by it:
(a)	let that Ship on demise charter for any period;
(b)	enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months;
(c)	enter into any charter in relation to that Ship under which more than 2 months' hire (or the equivalent) is payable in advance;
(d)	charter that Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed;
(e)	appoint a manager of that Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(f)	de‑activate or lay up that Ship; or
(g)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason other than any Permitted Security.

21.12	Notice of Mortgage
Each Guarantor shall keep the Mortgage registered against the Ship owned by it as a valid preferred mortgage, carry on board that Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Guarantor to the Security Trustee.
21.13	Sharing of Earnings
No Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings of the Ship owned by it.
21.14	Sanctions and Ship Trading
Without limiting Clause 21.8 (Compliance with laws etc.), the Obligors shall procure:
(a)	that no Ship shall be used by or for the benefit of a Prohibited Person;
(b)	that no Ship shall be used in trading in any manner contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Obligor);
(c)	that no Ship shall be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and
(d)
that each charterparty in respect of a Ship shall contain, for the benefit of the relevant Obligor, language which gives effect to the provisions of paragraph (c) of Clause 21.8 (Compliance with laws etc.) as regards Sanctions and of this Clause 21.14 (Sanctions and Ship trading) and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions (or which would result in a breach of Sanctions if Sanctions were binding on each Obligor).

22	APPLICATION OF EARNINGS
22.1	Payment of Earnings
Each Guarantor shall ensure that all the Earnings of the Ship owned by it are promptly collected and lawfully applied in accordance with this Agreement and subject to the Intercreditor Agreement.
23	EVENTS OF DEFAULT
Each of the events or circumstances set out in this Clause 23 is an Event of Default.

23.1	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:
(a)	its failure to pay is caused by administrative or technical error; and
(b)	payment is made within 2 Business Days of its due date.
23.2	Certain obligations
Any requirement of Clause 18 (Financial covenants), Clause 19.2 (Compliance with laws), Clause 19.5 (Listing), Clause 22 (Insurance), Clause 21.8 (Compliance with laws etc.), Clause 21.14 (Sanctions and Ship Trading) is not satisfied.
23.3	Other obligations
(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Certain obligations)).
(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

23.4	Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.
23.5	Cross default
(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).
(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $100,000 (or its equivalent in any other currency).

23.6	Insolvency
(a)
A member of the Group is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).
(c)	A moratorium is declared in respect of any indebtedness of any member of the Group.
23.7	Insolvency proceedings
Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;
(c)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(d)	enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction.
This Clause 23.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.
23.8	Creditors' process
Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group and is not discharged within 30 days.
23.9	Ownership of the Obligors
An Obligor (other than the Borrower) is not or ceases to be a wholly owned Subsidiary of the Borrower.
23.10	Unlawfulness
It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents to which it is a party.

23.11	Ranking of security
Any Security created by a Finance Document proves to have been or becomes invalid or unenforceable or such Security proves to have ranked after, or loses its priority to, other Security.
23.12	Repudiation
An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.
23.13	Material adverse change
Any event or circumstance occurs which the Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.
23.14	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Lenders, by notice to the Borrower:
(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;
(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents and the Discount Premium Amount be immediately or in accordance with the terms of such notice due and payable, whereupon they shall become immediately due and payable; and/or

(c)
declare that all or part of the Loan and the Discount Premium Amount be payable on demand, whereupon they shall immediately become payable on demand by the Agent acting on the instructions of the Lenders.

23.15	Enforcement of security
On and at any time after the occurrence of an Event of Default which is continuing the Security Trustee may, and shall if so directed by the Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 23.14 (Acceleration) the Security Trustee is entitled to take under any Finance Document or any applicable law or regulation, subject to the terms of the Intercreditor Agreement.

SECTION 9
CHANGES TO PARTIES
24	CHANGES TO THE LENDERS
24.1	Assignments and transfers by the Lenders
Subject to this Clause 24, a Lender (the "Existing Lender") may:
(a)	assign any of its rights; or
(b)	transfer by novation any of its rights and obligations,
under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (or a special purpose vehicle owned by such an institution (the "New Lender").
24.2	Conditions of assignment or transfer
(a)	An assignment will only be effective on:
(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was a Lender; and

(ii)
performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.
(c)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities, then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.  This paragraph (c) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(d)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $5,000.
24.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;
(ii)	the financial condition of any Obligor;
(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.
(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5	Procedure for transfer
(a)
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:
(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Security Trustee, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Trustee and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".
24.6	Procedure for assignment.
(a)
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;
(ii)
the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.
(d)
Lenders may utilise procedures other than those set out in this Clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer).

24.7	Copy of Transfer Certificate or Assignment Agreement to Borrower
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.
24.8
Security over Lenders' rights.  In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security shall:
(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by any Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

24.9	Pro rata interest settlement
If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lender then (in respect of any transfer pursuant to Clause 24.5 (Procedure for transfer) or any assignment pursuant to Clause 24.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification):
(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the next due date for payment of interest in accordance with Clause 8.2; and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(i)	when the Accrued Amounts become payable, the Accrued Amounts will be payable to the Existing Lender; and
(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

25	CHANGES TO THE OBLIGORS
25.1	Assignments and transfer by Obligors
No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10
THE FINANCE PARTIES
26	ROLE OF THE SERVICING PARTIES
26.1	Appointment of the Agent
(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.
(b)
Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	Duties of the Agent
(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(b)	Without prejudice to Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.
(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(d)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.
(e)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
26.3	No fiduciary duties
(a)
Neither the Agent nor the Security Trustee shall have any duties or obligations to any person under this Agreement or the other Finance Documents except to the extent that they are expressly set out in those documents; and neither Servicing Party shall have any liability to any person in respect of its obligations and duties under this Agreement or the other Finance Documents except as expressly set out in Clauses 26.5 and 26.6, and as excluded or limited by Clauses 26.12, 26.13, 26.14 and 26.15.

(b)
The provisions of Clause 26.4(a) shall apply even if, notwithstanding and contrary to Clause 26.4(a), any provision of this Agreement or any other Finance Document by operation of law has the effect of constituting the Agent as a fiduciary.

26.4	Duties of the Security Trustee
The Security Trustee shall:
(a)	hold the Trust Property on trust for the Finance Parties in accordance with their respective entitlements under the Finance Documents; and
(b)	deal with the Trust Property,
in accordance with this Clause 26 and the other provisions of the Finance Documents.
26.5	Application of receipts
Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Trustee receives or recovers and which are Trust Property shall (without prejudice to the rights of the Security Trustee under any Finance Document to credit any moneys received or recovered by it to any suspense account) be transferred to the Agent for application in accordance with Clause 29.2 (Distributions by the Agent) and Clause 29.5 (Partial payments).
26.6	Deductions from receipts
Before transferring any moneys to the Agent under Clause 26.5 (Application of receipts), the Security Trustee may deduct any sum then due and payable under this Agreement or any other Finance Document to the Security Trustee or any receiver, agent or other person appointed by it and retain that sum for itself or, as the case may require, pay it to the other person to whom it is then due and payable; for this purpose if the Security Trustee has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.
26.7	Agent and Security Trustee the same person
Where the same person is the Security Trustee and the Agent, it shall be sufficient compliance with Clause 26.5 (Application of receipts) for the moneys concerned to be credited to the account to which the Agent remits or credits the amounts which it receives from the Borrower under this Agreement for distribution to the Lenders.
26.8	Additional statutory rights
In addition to its rights under or by virtue of this Agreement and the other Finance Documents, the Security Trustee shall have all the rights conferred on a trustee by the Trustee Act 1925, the Trustee Delegation Act 1999 and by the Trustee Act 2000.
26.9	Perpetuity period
The trusts constituted by this Agreement are governed by English law, and the applicable perpetuity period is 75 years commencing on the date of this Agreement.
26.10	Business with the Group
The Agent and the Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

26.11	Rights and discretions of the Servicing Parties
(a)	Each Servicing Party may rely on:
(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and
(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.
(b)	Each Servicing Party may assume (unless it has received notice to the contrary in its capacity as agent or, as the case may be, trustee for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or the Lenders has not been exercised; and
(iii)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.
(c)	Each Servicing Party may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.
(d)	Each Servicing Party may act in relation to the Finance Documents through its personnel and agents.
(e)	Each Servicing Party may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under this Agreement.
(f)
Notwithstanding any other provision of any Finance Document to the contrary, no Servicing Party is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a duty of confidentiality.

26.12	Lenders' instructions
(a)	Unless a contrary indication appears in a Finance Document, each Servicing Party shall:
(i)
exercise any right, power, authority or discretion vested in it as Servicing Agent in  accordance with any instructions given to it by the Lenders (or, if so instructed by the Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent or the Security Trustee); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Lenders.
(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Lenders will be binding on all the Finance Parties.
(c)	Each Servicing Party may refrain from acting in accordance with the instructions of the Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.
(d)
In the absence of instructions from the Lenders (or, if appropriate, the Lenders), each Servicing Party may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.
26.13	Responsibility for documentation
None of the Agent and the Security Trustee:
(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, an Obligor or any other person given in, or in connection with, any Finance Document or the Information Memorandum; or

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into or made or executed in anticipation of, or in connection with, any Finance Document; or

(c)
is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.14	Exclusion of liability
(a)
Without limiting paragraph (b) below, neither Servicing Party will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party may take any proceedings against any officer, employee or agent of a Servicing Party in respect of any claim it might have against the Servicing Party concerned or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and each officer, employee or agent of a Servicing Party may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)
A Servicing Party will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)
Nothing in this Agreement shall oblige either Servicing Party to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to each Servicing Party that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Trustee.

26.15	Lenders' indemnity to the Servicing Parties
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Servicing Party, within 3 Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Servicing Party concerned (otherwise than by reason of its gross negligence or wilful misconduct) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent or Security Trustee under the Finance Documents (unless the Agent or Security Trustee has been reimbursed by an Obligor pursuant to a Finance Document).
26.16	Resignation of a Servicing Party
(a)	A Servicing Party may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.
(b)	Alternatively, a Servicing Party may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Lenders may appoint a successor Agent or Security Trustee.
(c)
If the Lenders have not appointed a successor Agent or Security Trustee in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Trustee may appoint a successor Agent or Security Trustee.

(d)
The retiring Agent or Security Trustee shall, at its own cost, make available to the successor Agent or Security Trustee such documents and records and provide such assistance as the successor Agent or Security Trustee may reasonably request for the purposes of performing its functions as Agent or Security Trustee under the Finance Documents.

(e)	A Servicing Party's resignation notice shall only take effect upon the appointment of a successor.
(f)
Upon the appointment of a successor, the retiring Servicing Party shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	The Lenders may, by notice to a Servicing Party, require it to resign in accordance with paragraph (b) above. In this event, the Servicing Party shall resign in accordance with paragraph (b) above.
26.17	Confidentiality
(a)
In acting as agent or, as the case may be, trustee for the Finance Parties, a Servicing Party shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of a Servicing Party other than that division or department responsible for complying with the obligations assumed by that Servicing Party under the Finance Documents, that information may be treated as confidential to that division or department, and the Servicing Party concerned shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.
26.18	Relationship with the Lenders
(a)
Subject to Clause 24.9 (Pro rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day;
unless it has received not less than 5 Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
(b)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 31.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and paragraph (a)(iii) of Clause 31.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.19	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Group;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)
the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, the Security Trustee, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.20	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents, the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
26.21	Full freedom to enter into transactions
Notwithstanding any rule of law or equity to the contrary, each Servicing Party shall be absolutely entitled:
(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting the Borrower or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to the Borrower or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by the Borrower or any such other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, each Servicing Party shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.
26.22	Representations of Lenders
Each Lender, severally and not jointly, hereby represents and warrants to the Borrower that:
(a)	Certain Fees
No fees or commissions are or will be payable by such Lender to brokers, finders, or investment bankers with respect to the purchase of the Loan or the issuance of the Notes or the consummation of the transaction contemplated by this Agreement or the other agreements contemplated hereby. Such Lender agrees that it will indemnify and hold harmless the

Borrower from and against any and all claims, demands, or liabilities for broker's, finder's, placement, or other similar fees or commissions incurred by such Lender in connection with the purchase of the Loan or the issuance of the Notes or the consummation of the transactions contemplated by this Agreement.
(b)	Legend
Such Lender understands that the Notes will bear a legend in substantially the following form:
THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS PROMISSORY NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR IS EXEMPT THEREFROM.
(c)	Transfer or Resale
Such Lender understands that: (i) the Loan and the Notes have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) pursuant to an exemption from such registration; (ii) any sale of the Notes made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Notes under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and (iii) neither the Borrower nor any other person is under any obligation to register the Notes under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  If such Lender should in the future decide to dispose of any portion of the Notes, such Lender understands and agrees that stop-transfer instructions to that effect will be in effect with respect to such Notes to ensure compliance with this Clause.  Such Lender further understands and agrees that there is no public trading market for the Notes, that none is expected to develop, and that the Notes must be held indefinitely unless and until it is repaid in full or the sale is registered under the Securities Act or an exemption from registration is available.
(d)	Offering Materials
Such Lender did not receive from the Borrower or its agent any offering materials in connection with offers and sales of the Loan.
(e)	Non-U.S. Lender Representations and Warranties
If the Lender is not located in the United States (as defined in Regulation S promulgated under the Securities Act) when it was offered the opportunity to purchase the Loan and when it signed this Agreement, and is not a U.S. person (as defined in Regulation S promulgated under the Securities Act):
(i)	Offshore Transaction.
At the time such Lender received the offer to purchase the Loan and the Notes, it was not in the United States. Such Lender is not a U.S. person (as defined in Regulation S promulgated under the Securities Act) and is not acquiring the Notes for the account or benefit of any U.S. person. Such Lender's receipt and execution of each of this Agreement and the documents contemplated hereby, and any other agreement relating hereto or thereto, has occurred or will occur outside the United States. Such Lender understands and acknowledges that the offering and sale of the Notes is not being, and will not be, made, directly or indirectly, in or into, or by the use of the mails or any means or instrumentality (including telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of, the United States.
(ii)	No Directed Selling Efforts
Such Lender is not aware of any form of "directed selling efforts" (as defined in Regulation S promulgated under the Securities Act) in the United States in respect of the Loan or the Notes, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Loans or the Notes, including placing an advertisement in a publication with a general circulation in the United States.
27	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:
(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
28	SHARING AMONG THE FINANCE PARTIES
28.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:
(a)	the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery, to the Agent;
(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and
(c)
the Recovering Finance Party shall, within 3 Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments).

28.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 29.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.
28.3	Recovering Finance Party's rights
On a distribution by the Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.
28.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the  Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.
28.5	Exceptions
(a)
This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)
the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION
29	PAYMENT MECHANICS
29.1	Payments to the Agent
(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.
29.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than 5 Business Days' notice with a bank in the principal financial centre of the country of that currency.
29.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
29.4	Clawback
(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

29.5	Partial payments
(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents unless otherwise provided in this Agreement or in the Intercreditor Agreement in the following order:

(i)	first, in or towards payment pro rata of any unpaid costs and expenses (including legal fees) of the Agent and the Security Trustee under the Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest or fees due but unpaid under this Agreement;
(iii)	thirdly, in or towards payment pro rata of any principal due in respect of the Loan but unpaid under this Agreement;
(iv)	fourthly, in or towards payment of any amount unpaid in respect of the Discount Premium Amount;
(v)	fifthly, in release to the Borrower.
(b)	Paragraph (a) above will override any appropriation made by an Obligor.
29.6	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
29.7	Business Days
(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.
29.8	Currency of account
(a)	Subject to paragraphs (b) to (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.
(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.
29.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

30	SET-OFF
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
31	NOTICES
31.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
31.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:
(a)	in the case of the Borrower, that identified with its name below;
(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or before the date on which it becomes a Party;
(c)	in the case of the Agent, that identified with its name below; and
(d)	in the case of the Security Trustee, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than 5 Business Days' notice.
31.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.
(b)
Any communication or document to be made or delivered to the Agent or the Security Trustee will be effective only when actually received by the Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Trustee's signature below (or any substitute department or officer as the Agent or the Security Trustee shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.
(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.
31.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.
31.5	Electronic communication
(a)
Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;
(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(iii)	notify each other of any change to their address or any other such information supplied by them.
(b)
Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

31.6	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32	CALCULATIONS AND CERTIFICATES
32.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
32.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
32.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.
33	PARTIAL INVALIDITY
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
34	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
35	AMENDMENTS AND WAIVERS
35.1	Required consents
(a)
Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.
35.2	Exceptions
(a)	An amendment or waiver that has the effect of changing or which relates to:
(i)	a postponement to the date of payment of any amount under the Finance Documents;

(ii)	a reduction in the amount of any payment of principal, interest, fees or commission payable;
(iii)	an increase in any Commitment;
(iv)	a change to the Borrower or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);
(v)	any provision which expressly requires the consent of all the Lenders;
(vi)	Clause 2.2 (Finance Parties' rights and obligations), Clause 24 (Changes to the Lenders) or this Clause 35 (Amendment and waivers); or
(vii)	the nature or scope of the guarantee and indemnity granted under Clause 15 (Guarantee and Indemnity), shall not be made without the prior consent of all the Lenders.
(b)
An amendment or waiver which relates to the rights or obligations of the Agent or the Security Trustee (each in their capacity as such) may not be effected without the consent of the Agent, the Security Trustee.

36	CONFIDENTIALITY
36.1
Confidential Information.  Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information) and Clause 36.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

36.2	Disclosure of Confidential Information. Any Finance Party may disclose:
(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 26.18 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;
(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law, rule or regulation including without limitation the rules or regulations of the United States Securities and Exchange Commission;

(vi)	to whom or for whose benefit that Finance Party chargers, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.8 (Security over Lenders' rights);
(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;
(viii)	who is a Party; or
(ix)	with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)
in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the  and the relevant Finance Party;
(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(e)
to any investor or potential investor in a securitisation (or similar transaction of broadly equivalent economic effect of that Finance Party's rights and obligations under the Finance Documents) the size and term of the Facility and the name of each of the Obligors.

36.3	Disclosure to numbering service providers.
(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;
(ii)	country of domicile of Obligors;
(iii)	place of incorporation of Obligors;
(iv)	date of this Agreement;
(v)	the name of the Agent;
(vi)	date of each amendment and restatement of this Agreement;
(vii)	amount of Total Commitments;
(viii)	currency of the Facility;
(ix)	type of Facility;
(x)	ranking of Facility;
(xi)	Termination Date for Facility;
(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and
(xiii)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
(d)	The Agent shall notify the Borrower and the other Finance Parties of:
(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and
(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.
36.4
Entire agreement.  This Clause 36 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

36.5
Inside information.  Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

36.6	Notification of disclosure. Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:
(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 36.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 36 (Confidentiality).
36.7
Continuing obligations.  The obligations in this Clause 36 (Confidentiality) are continuing and , in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceased to be a Finance Party.
37	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT
38	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
39	ENFORCEMENT
39.1	Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)
This Clause 39.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2	Service of process
Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(a)
irrevocably appoints Nicolaou & Co at its registered office for the time being (presently at 25 Heath Drive, Potters Bar, Herts, EN6 1EN, England) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
SECTION 13
INTERCREDITOR AGREEMENT
40	INTERCREDITOR AGREEMENT; CONFLICTS
Notwithstanding anything herein to the contrary, the lien and security interest granted to the Security Trustee pursuant to this Agreement are subordinate to those granted to Addiewell under the Senior Finance Documents. The lien and security interest granted to the Security Trustee pursuant to this Agreement and the exercise of any right or remedy by the Security Trustee hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART I

 THE OBLIGORS

Name of Borrower	Place of Incorporation/ Registered office
Diana Containerships Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960

Name of Guarantor	Place of Incorporation/ Registered office
Likiep Shipping Company Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960
Orangina Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960
Mago Shipping Company Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960

Dud Shipping Company Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960
Rongerik Shipping Company Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960
Langor Shipping Company Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960
Meck Shipping Company Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960
Eluk Shipping Company Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960
Oruk Shipping Company Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960

Delap Shipping Company Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960
Jabor Shipping Company Inc.	Marshall Islands Trust Company Complex Ajeltake Island PO Box 1405 Majuro Marshall Islands MH96960

SCHEDULE 1

THE PARTIES

PART II

 LENDERS

Name of Lender	Lending Office	Loan Commitment
Diana Shipping Inc.	(t/b/a)	$82,616,666.66

SCHEDULE 2

 PART A
CONDITIONS PRECEDENT TO UTILISATION
1	Obligors
(a)	A copy of the constitutional documents of each Obligor.
(b)	A copy of a resolution of the executive committee of the Borrower and the board of directors of each Guarantor:
(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.
(d)
A copy of a resolution signed by all the holders of the issued shares in each Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Guarantor is a party.

(e)
A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Notes
(a)	A duly executed original of the Notes.
3	Ships and other security
(a)
A duly executed original of the Mortgage and of the Insurance Assignment relating to each Ship together with documentary evidence that the Mortgage relating to each Ship has been duly registered as a valid preferred ship mortgage in accordance with the laws of the relevant Approved Flag State.

(b)	Documentary evidence that each Ship:
(i)	is definitively and permanently registered in the name of a Guarantor under an Approved Flag;
(ii)	is in the absolute and unencumbered ownership of a Guarantor save as contemplated by the Finance Documents;
(iii)
maintains the highest classification available to ships of the same type, specification and age of such Ship with a classification society which is a member of the International Association of Classification Societies free of all overdue recommendations and conditions of such classification society affecting class; and

(iv)	is insured in accordance with this Agreement and all requirements therein in respect of insurances have been complied with.
(c)	A duly executed original of the Intercreditor Agreement.
4	Other documents and evidence
(a)	Evidence that any process agent referred to in Clause 39.2 (Service of process) has accepted its appointment.
(b)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)
The financial statements of the Borrower for the fiscal year ending 31 December 2016 and the fiscal quarter ending 31 March 2017 (provided that public filings made with the SEC containing such financial statements are deemed to have been delivered to the Agent).

(d)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 14 (Costs and expenses) have been paid or will be paid by the Utilisation Date.
(e)
Such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself) in order for the Agent or such Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws, regulations and internal guidelines pursuant to the transactions contemplated in the Finance Documents.

(f)	Certified copies of each of the Warrants and the terms and conditions attaching to the Warrants.
5	Refinancing Mechanics
Such evidence as the Lender may require that save for the payment of the Loan amount to RBS, the Borrower and the Guarantors have no continuing obligation or liability to RBS whatsoever.

SCHEDULE 2
PART B
CONDITIONS SUBSEQUENT

1	Ships and other security
(a)	Documents establishing that each Ship will, as from the first Utilisation Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:
(i)
a letter of undertaking (which shall constitute a Finance Document) executed by the Approved Manager in favour of the Security Trustee in terms required by the Agent subordinating the rights of the Approved Manager against the Obligors to the rights of the Finance Parties under the Finance Documents; and

(ii)
copies of the Approved Manager's Document of Compliance and of each Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.

(b)	A duly executed original of the Proceeds Assignment together with such documents and evidence as shall be required pursuant thereto.
(c)	A duly executed original of a Share Security in respect of each Guarantor (and of each document to be delivered under each such Share Security).

SCHEDULE 3

 UTILISATION REQUEST

From:          Diana Containerships Inc.
To:          Diana Shipping Inc.
Dated:          [●]
Dear Sirs
Diana Containerships Inc. – Facility Agreement
dated [●] 2017 (the "Agreement")
1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2	We wish to borrow the Loan on the following terms:
Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
Amount:	[●]

3	We confirm that each condition specified in Clause [●] ( conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.
4	The proceeds of this Loan should be credited to [account].
5	This Utilisation Request is irrevocable.
Yours faithfully

authorised signatory for

Diana Containerships Inc.

2

SCHEDULE 4

 FORM OF TRANSFER CERTIFICATE

To:          Diana Shipping Inc. as Agent
From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated:          [●]
Diana Containerships Inc. – Facility Agreement
dated [●] 2017 (the "Agreement")
1
We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 24.5 (Procedure for transfer) of the Agreement:
(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].
(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) of the Agreement are set out in the Schedule.
3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders) of the Agreement.
4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
5	This Transfer Certificate is governed by English law.
6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.
3

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]
By:[●]	By:[●]
This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●].
Diana Shipping Inc.
By:[●]
4

SCHEDULE 5

 FORM OF ASSIGNMENT AGREEMENT

To:          Diana Shipping Inc. as Agent and Diana Containerships Inc. as Borrower, for and on behalf of each Obligor
From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")
Dated:
Diana Containerships Inc. - Facility Agreement
dated [●] 2017 (the "Agreement")
1
We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 27.6 (Procedure for assignment):
(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
3	The proposed Transfer Date is [●].
4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.
5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.
6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).
7
This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.
5

9	This Assignment and any non-contractual obligations arising out of or in connection with it are governed by English law.
10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

6

THE SCHEDULE
Rights to be assigned and obligations to be released and undertaken
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]          [New Lender]
By:          By:
This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [●].
Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.
Dianna Shipping Inc.
By:

7

SIGNATORIES

Borrower

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
DIANA CONTAINERSHIPS INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975
Attention:          Mr S. P. Palios

Guarantors

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
LIKIEP SHIPPING COMPANY INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975
Attention:          Mr S. P. Palios

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
ORANGINA INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
8

Greece

Fax Number:          +30210 942 4975
Attention:          Mr S. P. Palios

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
MAGO SHIPPING COMPANY INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975
Attention:          Mr S. P. Palios

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
DUD SHIPPING COMPANY INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975
Attention:          Mr S. P. Palios

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
RONGERIK SHIPPING COMPANY INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975

Attention:          Mr S. P. Palios

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
LANGOR SHIPPING COMPANY INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975
Attention:          Mr S. P. Palios

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
MECK SHIPPING COMPANY INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975
Attention:          Mr S. P. Palios

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
ELUK SHIPPING COMPANY INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975

Attention:          Mr S. P. Palios

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
ORUK SHIPPING COMPANY INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975
Attention:          Mr S. P. Palios

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
DELAP SHIPPING COMPANY INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975
Attention:          Mr S. P. Palios

SIGNED by Nicholas Kaasik	)	/s/ Nicholas Kaasik
for and on behalf of	)
JABOR SHIPPING COMPANY INC.	)
in the presence of: Sophia Agathis	)	/s/ Sophia Agathis

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number:          +30210 942 4975

Attention:          Mr S. P. Palios

 Lender

SIGNED by Ioannis Zafirakis	)	/s/ Ioannis Zafirakis
for and on behalf of	)
DIANA SHIPPING INC.	)
in the presence of: Margarita Veniou	)	/s/ Margarita Veniou

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number: +302109470101
Attention: Ioannis Zafirakis

Agent

SIGNED by Ioannis Zafirakis	)	/s/ Ioannis Zafirakis
for and on behalf of	)
DIANA SHIPPING INC.	)
in the presence of: Margarita Veniou	)	/s/ Margarita Veniou

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number: +302109470101
Attention; Ioannis Zafirakis

Security Trustee

SIGNED by Ioannis Zafirakis	)	/s/ Ioannis Zafirakis
for and on behalf of	)
DIANA SHIPPING INC.	)
in the presence of: Margarita Veniou	)	/s/ Margarita Veniou

Address for notices:

Pendelis 16
175 64 Palaio Faliro
Athens
Greece
Fax Number: +302109470101
Attention: Ioannis Zafirakis